UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 23, 2012

Universal Biosensors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52607	98-0424072
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Corporate Avenue Rowville, 3178, Victoria Australia		Not Applicable
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +61 3 9213 9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On November 23, 2012, Universal Biosensors, Inc., a Delaware corporation (the “Company”), agreed to issue 13,334,000 shares of common stock to certain institutional investors primarily in Australia at an issue price of A$0.90 per share (the “Placement”) raising approximately A$12 million (before expenses). CHESS Depositary Interests (“CDIs”) are used to trade securities of companies incorporated outside of Australia on the Australian Securities Exchange (“ASX”). Subscribers will be issued with CDIs representing the beneficial interest in the shares with legal title being held by CHESS Depositary Nominees Pty Limited, a wholly owned subsidiary of ASX Limited.

Settlement of the Placement is scheduled to take place on November 29, 2012 and the new shares of common stock are expected to be issued on November 30, 2012.

In conjunction with the Placement, the Company will also offer eligible holders of shares with a registered address in Australia and New Zealand on the record date of November 23, 2012 the opportunity to subscribe for up to A$15,000 worth of new shares in the company at an issue price of A$0.90 per share (“Share Purchase Plan”). The closing date of the Share Purchase Plan is December 12, 2012. Shares are expected to be issued under the Share Purchase Plan on December 18, 2012.

A press release announcing the Placement and the Share Purchase Plan is attached hereto as Exhibit 99.1.

The offers of shares under the Placement and the Share Purchase Plan are being made in offshore transactions in reliance upon the exemption from registration pursuant to Regulation S, as promulgated by the Securities Act of 1933, as amended (the “Securities Act”). In order to comply with the requirements of Regulation S, investors may not re-sell any securities issued in the Placement or Share Purchase Plan into the U.S. or to a U.S. Person (as defined in the Securities Act) for a period of six months after the date of issue of the securities unless the re-sale of the securities is registered under the U.S. Securities Act or an exemption is available.

Accordingly, in order to enforce the above transfer restrictions whilst ensuring that stockholders can still trade their CDIs on ASX, certificates representing the shares will bear a restrictive legend and the CDIs will for a period of time (of not less than 6 months) have a Foreign Ownership Restriction (FOR) designation which will inform the market of the prohibition on U.S. Persons acquiring the shares or CDIs.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated November 26, 2012

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: November 28, 2012	By:	/s/ Paul Wright
Paul Wright
Chief Executive Officer

3.

Exhibit Index

Exhibit - 99.1	Press Release dated November 26, 2012

4.